Exhibit 23.11

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement (No. 333-193182) on Form S-1 of Fortress Transportation and Infrastructure Investors LLC of our report dated September 9, 2014, relating to our audits of the combined financial statements of Montreal, Maine & Atlantic Railway, Ltd. and Montreal, Maine & Atlantic Canada Co. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Baker Newman & Noyes, LLC
Portland, Maine	Limited Liability Company
October 7, 2014